                                                                  Exhibit 10.1.1


                                LOAN AGREEMENT


                                     Among


                         COUNTY OF ARAPAHOE, COLORADO


                                      And


                                 PECO II, INC.


       ****************************************************************

                                  RELATING TO

                                  $6,500,000
                         COUNTY OF ARAPAHOE, COLORADO
                            ADJUSTABLE RATE DEMAND
               INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 2001
                            (PECO II, INC. PROJECT)

                                 consisting of

        $2,000,000 Series 2001A Bonds and $4,500,000 Series 2001B Bonds

       ****************************************************************

                                  Dated as of
                                August 1, 2001

                               TABLE OF CONTENTS

LOAN AGREEMENT................................................................................      1

                                                  ARTICLE I
                                    DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.  Definitions.....................................................................      2
Section 1.2.  Rules of Construction...........................................................      6

                                                 ARTICLE II
                                       REPRESENTATIONS AND WARRANTIES

Section 2.1.  Representations and Warranties by the Issuer....................................      8
Section 2.2.  Representations and Warranties by the Borrower..................................      8

                                                  ARTICLE III
                         COMPLETION OF THE PROJECT; ISSUANCE OF THE SERIES 2001 BONDS

Section 3.1.   Acquisition, Construction, Installation, Equipment and Improvement.............     10
Section 3.2.   Plans and Specifications.......................................................     10
Section 3.3.   Issuance of the Series 2001 Bonds; Application of Proceeds.....................     10
Section 3.4.   Disbursements from the Project Fund............................................     11
Section 3.5.   Borrower Required to Pay Costs in Event Project Fund Insufficient..............     13
Section 3.6.   Completion Date................................................................     13
Section 3.7.   Investment of Fund Moneys......................................................     14

                                                  ARTICLE IV
                                    LOAN BY ISSUER; REPAYMENT OF THE LOAN;
                                    LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.1.   Loan Repayment; Delivery of Note...............................................     15
Section 4.2.   Additional Payments............................................................     16
Section 4.3.   Place of Payments..............................................................     16
Section 4.4.   Obligations Unconditional......................................................     16
Section 4.5.   Assignment of Agreement and Revenues...........................................     17
Section 4.6.   Payments to Remarketing Agent..................................................     17
Section 4.7.   Letters of Credit..............................................................     17

                                                   ARTICLE V
                                             PARTICULAR COVENANTS

Section 5.1.   Indemnification................................................................     18
Section 5.2.   Sale or Transfer of Assets of Borrower.........................................     18
Section 5.3.   Assignment by Issuer...........................................................     19
Section 5.4.   Reference to Bonds Ineffective After Bonds Paid................................     19

Section 5.5.    Borrower's Performance under Indenture........................................     19
Section 5.6.    Borrower Not to Adversely Affect Tax-Exempt Status of Interest on Bonds.......     19
Section 5.7.    Compliance with Laws..........................................................     20
Section 5.8.    Taxes, Permits, Utility and Other Charges.....................................     20
Section 5.9.    Right of Access...............................................................     20
Section 5.10.   Litigation Notice.............................................................     20
Section 5.11.   Removal of Portions of the Project............................................     21

                                                  ARTICLE VI
                                       REDEMPTION OF SERIES 2001 BONDS

Section 6.1.    Optional Redemption...........................................................     22
Section 6.2.    Extraordinary Optional Redemption.............................................     22
Section 6.3.    Mandatory Redemption in Event of Loss of Tax Exemption or Expiration of
                Letter of Credit..............................................................     23
Section 6.4.    Mandatory Redemption..........................................................     24
Section 6.5.    Actions by Issuer.............................................................     24
Section 6.6.    Required Deposits for Optional Redemption.....................................     24

                                                 ARTICLE VII
                                            DEFAULTS AND REMEDIES

Section 7.1.    Events of Default.............................................................     25
Section 7.2.    Remedies on Default...........................................................     26
Section 7.3.    No Remedy Exclusive...........................................................     28
Section 7.4.    Agreement to Pay Attorney's Fees and Expenses.................................     28
Section 7.5.    Waiver of Events of Default...................................................     28
Section 7.6.    Remedies Subject to Provisions of Law.........................................     28
Section 7.7.    Remedies Under Uniform Commercial Code........................................     28

                                                 ARTICLE VIII
                                                 MISCELLANEOUS

Section 8.1.    Term of Agreement.............................................................     29
Section 8.2.    Notices.......................................................................     29
Section 8.3.    Binding Effect................................................................     29
Section 8.4     Extent of Covenants of the Issuer, No Personal Liability......................     30
Section 8.5.    Severability..................................................................     30
Section 8.6.    Amounts Remaining in Bond Fund................................................     30
Section 8.7.    Amendments, Changes and Modifications.........................................     31
Section 8.8.    Execution Counterparts........................................................     31
Section 8.9.    Captions......................................................................     31
Section 8.10.   Governing Law.................................................................     31

EXHIBIT A - THE PROJECT............................................    A-1

EXHIBIT B - THE PROJECT SITE.......................................    B-1

EXHIBIT C - SERIES 2001 PROMISSORY NOTE............................    C-1

EXHIBIT D - FORM OF DISBURSEMENT REQUEST...........................    D-1

                                LOAN AGREEMENT


          THIS LOAN AGREEMENT (as the same may be amended or supplemented, the "Agreement"), is made as of August 1, 2001, between the COUNTY OF ARAPAHOE, COLORADO, a county and political subdivision duly organized and existing under the laws of the State of Colorado (the "Issuer"), and PECO II, INC., an Ohio corporation (the "Borrower"), under the following circumstances:

          A. Pursuant to the provisions of the Constitution of the State of Colorado and the County and Municipality Development Revenue Bond Act, Sections 29-3-101 et seq., Colorado Revised Statutes (the "Act"), the Issuer is authorized to issue revenue bonds to assist in the financing of capital projects which promote industry and develop trade or other economic activity, create and preserve jobs within the Issuer, mitigating unemployment for residents of the Issuer and surrounding areas, and improve the economic welfare of the Issuer and its people and help secure and maintain a balanced and stable economy in the State of Colorado.

          B. The Issuer has, by the adoption of a resolution of its Board of County Commissioners, determined to issue its Adjustable Rate Demand Industrial Development Revenue Bonds, Series 2001 (PECO II, Inc. Project), in the aggregate principal amount of $6,500,000, consisting of its $2,000,000 Series 2001A Bonds, and its $4,500,000 Series 2001B Bonds to be secured by a Trust Indenture between the Issuer and the Trustee, dated as of August 1, 2001 (the "Indenture").

          C. The Borrower and the Issuer each have full right and lawful authority to enter into this Loan Agreement (hereinafter referred to as the "Agreement", and, when the context permits, references herein to this Agreement shall be deemed to include amendments hereto) and to perform and observe the provisions hereof on their respective parts to be performed and observed.

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto covenant, agree and bind themselves as follows (provided that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt on its part but shall be payable solely out of Revenues, as defined herein):

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION
                     -------------------------------------


          Section 1.1. Definitions. In addition to the words and terms defined in the recitals and elsewhere in this Agreement, the words and terms defined in this Article I shall, for all purposes of this Agreement, have the meanings herein specified, except as otherwise expressly provided or unless the context otherwise requires. Those words and terms not expressly defined herein and used herein with initial capitalization where rules of grammar do not otherwise require capitalization, or which are otherwise defined terms under the Indenture, as hereinafter defined, shall have the meanings set forth in the Indenture.

          "Act" means the County and Municipality Development Revenue Bond Act,
           ---
Sections 29-3-101 et seq., Colorado Revised Statutes.

          "Additional Bonds" means bonds which may be issued under Section 2.07
           ----------------
of the Indenture.

          "Additional Notes" means any nonnegotiable promissory note or notes,
           ----------------
in addition to the Project Notes, delivered by the Borrower to the Trustee in connection with the issuance of Additional Bonds, as provided herein.

          "Additional Payments" means amounts, excluding Bond Service Charges,
           -------------------
required to be paid by the Borrower pursuant to the provisions of Section 4.2 hereof.

          "Alternate Letter of Credit" means an Alternate Letter of Credit as
           --------------------------
defined in the Indenture.

          "Authorized Borrower Representative" means the person at the time
           ----------------------------------
designated to act on behalf of the Borrower by written instrument furnished to the Issuer and the Trustee, containing the specimen signature of such person and signed by an officer of the Borrower. Such instrument may designate an alternate or alternates.

          "Bond Counsel" means Peck Shaffer & Williams LLP or an attorney-at-law
           ------------
(other than an employee of the Borrower) satisfactory to the Trustee and the Borrower and nationally recognized as experienced in matters relating to the exclusion from gross income for federal income tax purposes of interest on bonds of states and political subdivisions.

          "Bond Documents" means this Agreement, the Indenture, the Bonds, the
           --------------
Letters of Credit, the Letter of Credit Agreement, the Project Notes, the Tax Regulatory Agreements and the Bond Purchase Agreement.

          "Bond Fund" means the Bond Fund created in the Indenture.
           ---------

          "Bond Legislation" means the Bond Legislation as defined in the
           ----------------
Indenture.

          "Bond Purchase Agreement" means, as to the Series 2001 Bonds, the Bond
           -----------------------
Purchase Agreement dated as of or after the date of the Bond Legislation for the Series 2001 Bonds but no later than the date of initial delivery of the Series 2001 Bonds, among the Issuer, the Underwriter, the Letter of Credit Bank and the Borrower, and as to any Additional Bonds, the Bond Purchase Agreement as defined in the Bond Legislation or supplemental indenture providing for the issuance of the Additional Bonds.

          "Bond Purchase Date" means Bond Purchase Date as defined in the
           ------------------
Indenture.

          "Bond Service Charges" means, for any period or payable at any time,
           --------------------
the principal of, premium, if any, and interest on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption.

          "Bonds" means the Series 2001 Bonds and any Additional Bonds.
           -----

          "Business Day" means a day of the year, other than (a) a Saturday; (b)
           ------------
a Sunday; (c) a day on which commercial banks located in any city in which the designated corporate trust office of the Trustee or the designated office of the Letter of Credit Bank is located are required or authorized by law to remain closed; or (d) a day on which the New York Stock Exchange is closed.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and any successor provisions to those Sections, regulations or proposed regulations.

          "Completion Date" means the date of completion of the Project
           ---------------
evidenced in accordance with the requirements of Section 3.6 hereof.

          "Construction Period" means the period between the beginning of the
           -------------------
acquisition, renovation, construction, installation, equipment or improvement of the Project or the date on which the Series 2001 Bonds are delivered to the Original Purchaser, whichever is earlier, and the Completion Date.

          "Event of Default" means any of the events described in Section 7.1
           ----------------
hereof.

          "Indenture" means the Trust Indenture of even date herewith between
           ---------
the Issuer and the Trustee, as amended or supplemented from time to time.

          "Interest Payment Date" means, as to the Series 2001 Bonds, each date
           ---------------------
set forth as such in the form of Series 2001 Bonds contained in the Indenture, and as to Additional Bonds, each date designated as an Interest Payment Date in the form of Bond for which provision is made in the applicable supplemental indenture or Bond Legislation.

          "Letters of Credit" means (A) the irrevocable letters of credit
           -----------------
designated herein as the "Series 2001A Letter of Credit" and the "Series 2001B Letter of Credit," to be issued by the Letter of Credit Bank and delivered to the Trustee on the same date as the delivery of the Series 2001 Bonds to the Original Purchasers thereof, and are irrevocable obligations to make payment to the Trustee of up to the amount therein specified with respect to (a) the principal amount of the outstanding Series 2001A Bonds or Series 2001B Bonds, as applicable, to enable the Trustee to pay (i) the principal amount of such Series 2001 Bonds when due at maturity or upon redemption or acceleration on the occurrence of an Event of Default, and (ii) an amount equal to the purchase price of any such Series 2001 Bonds tendered for purchase by the holders thereof, plus (b) the amount of interest due on such Series 2001 Bonds, but not to exceed 45 days' maximum accrued interest to enable the Trustee to pay interest on such Series 2001 Bonds, as the same may be transferred, reissued, extended or replaced in accordance with this Indenture and the applicable Letter of Credit, and (B) upon the issuance and effectiveness thereof, any Alternate Letter of Credit.

          "Letter of Credit Agreement" means the Reimbursement Agreement, dated
           --------------------------
as of even date with this Agreement between the Letter of Credit Bank and the Borrower, as amended or supplemented from time to time.

          "Letter of Credit Bank" means The Huntington National Bank, a national
           ---------------------
banking association organized and existing under the laws of the United States of America, with its principal office in Columbus, Ohio, and its successors and assigns. Upon issuance and effectiveness of any Alternate Letter of Credit, "Letter of Credit Bank" shall mean the issuer thereof and its successors and assigns.

          "Letter of Credit Termination Date" means the respective expiration
           ---------------------------------
dates of the Letters of Credit or any Alternate Letter of Credit.

          "Loan" means the loan by the Issuer to the Borrower of the proceeds
           ----
from the sale of the Bonds.

          "Loan Payments" means the amounts required to be paid by the Borrower
           -------------
in repayment of the Loan pursuant to the provisions of the Notes and Section 4.1 of this Agreement.

          "Notes" means the Project Notes and any Additional Notes.
           -----

          "Original Purchasers" means, as to the Series 2001 Bonds, Huntington
           -------------------
Capital Corp., and as to Additional Bonds, the Person or Persons who are the beneficial owners at the time such Additional Bonds are initially issued and delivered.

          "Payment in Full of the Bonds" means the first date when there are no
           ----------------------------
longer any Bonds deemed to be outstanding under the provisions of the Indenture.

          "Person" or "person" or words importing persons mean firms,
           ------      ------
associations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, limited liability companies, public or governmental bodies, other legal entities and natural persons.

          "Plans and Specifications" means the preliminary plans and
           ------------------------
specifications describing the Project Facilities as now prepared and as they may be changed as herein provided from time to time.

          "Project" means the real, personal or real and personal property,
           -------
including undivided interests or other interests therein, identified in Exhibit
                                                                        -------
A attached hereto as a part hereof, or acquired, constructed or installed as a
-
replacement or substitution therefor or an addition thereto, or as may result from any revision thereof in accordance with the provisions of this Agreement.

          "Project Costs" means the costs of the Project specified in Section
           -------------
3.4.

          "Project Facilities" means the Project and the Project Site.
           ------------------

          "Project Fund" means the Project Fund created in the Indenture.
           ------------

          "Project Notes" means the promissory notes of the Borrower, designated
           -------------
"Series 2001A Note" and "Series 2001B Note", dated as of even date with the Series 2001 Bonds initially issued, in the form attached to this Agreement as Exhibit C and in the principal amount of $2,000,000 and $4,500,000,
---------
respectively, evidencing the obligations of the Borrower to make Loan Payments.


          "Project Site" means the real estate and interests in real estate
           ------------
constituting the site of the Project, as described in Exhibit B attached hereto
                                                      ---------
as a part hereof.

          "Rebate Fund" means the Rebate Funds created in the Tax Regulatory
           -----------
Agreements.

          "Remarketing Agent" means the Remarketing Agent as defined in the
           -----------------
Indenture.

          "Revenues" means any receipts received by the Issuer in connection
           --------
with the Agreement, including (a) the Loan Payments, (b) all moneys and investments in the Bond Fund, including without limitation moneys received by the Trustee under or pursuant to the Letters of Credit, (c) any moneys and investments in the Project Fund, and (d) all income and profit from the investment of the foregoing moneys.

          "Security Documents " means those certain mortgages, security
           ------------------
agreements, credit agreements, loan agreements, pledge agreements, guaranties, no pledge agreements or financing statements, dated as of or prior to the Indenture, relating to the Project and the Letter of Credit Agreement, between the Borrower, as debtor, and the Letter of Credit Bank, as the secured party, as amended or supplemented from time to time.

          "Segregated Series 2001B Bonds means Series 2001B Bonds which have been subject to a Tax Exempt Conversion.


          "Series 2001 Bonds" means the Issuer's $6,500,000 Adjustable Rate
           -----------------
Demand Industrial Development Revenue Bonds, Series 2001 (PECO II, Inc. Project) consisting of $2,000,000 Series 2001A Bonds and $4,500,000 Series 2001B Bonds.

          "State" means the State of Colorado.
           -----

          "Tax Exempt Conversion" means a conversion pursuant to the Indenture
           ---------------------
of all or a portion of Series 2001B Bonds, the interest on which is included in gross income for Federal income tax purposes under the Code, to Series 2001 Bonds, the interest on which is excludible from gross income for Federal income tax purposes under the Code.

          "Tax Exempt Conversion Date" means the date or dates as of which,
           --------------------------
pursuant to the Indenture, all or a portion of Series 2001B Bonds, the interest on which is included in gross income for Federal income tax purposes under the Code, are converted to Series 2001B Bonds, the interest on which is excludible from gross income for Federal income tax purposes under the Code.

          "Tax Regulatory Agreements" means the Tax Regulatory Agreements among
           -------------------------
the Borrower, the Issuer and the Trustee, pertaining to the Series 2001A Bonds and the Series 2001B Bonds, respectively, as the same may now or hereafter be entered into and as subsequently amended or supplemented from time to time.

          "Trustee" means the Trustee at the time acting as such under the
           -------
Indenture, originally The Huntington National Bank, and any successor Trustee as determined or designated under or pursuant to the Indenture.

          "Unassigned Issuer Rights" means all rights of the Issuer to receive
           ------------------------
Additional Payments under Section 4.2 hereof, to be held harmless and indemnified under Section 5.1 hereof, to be reimbursed for attorney's fees and other expenses under Section 7.4 hereof and to give or withhold consents to amendments, changes, modifications, alterations or termination hereof under
Section 8.6 hereof.

          Section 1.2.  Rules of Construction.

          (a) Unless the context clearly indicates to the contrary, the words "herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular portion thereof in which any such word is used. Words importing the singular number shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

          (b) Any reference herein to the Issuer or any officer or official thereof shall include those which succeed to their respective functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing such functions. Any reference herein to any other person or entity shall include his or its respective successors and assigns. Any reference herein to a section or provision of the Code or the Constitution of the State of Colorado or to a section, provision or chapter of the Colorado Statutes shall include such section or provision or chapter as from time to time amended, modified, revised, supplemented or superseded; provided that no such change shall be deemed applicable by reason of this provision if such change would in any way constitute an impairment of the rights of the Issuer, the Letter of Credit Bank, the holders of Bonds or the Borrower under this Agreement.

                              (End of Article I)

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


          Section 2.1. Representations and Warranties by the Issuer. The Issuer represents and warrants that: (a) it is a duly organized and validly existing county and political subdivision under the laws of the State; (b) it has duly accomplished all conditions necessary to be accomplished by it prior to the issuance and delivery of the Series 2001 Bonds and the execution and delivery of the Bond Documents to which it is a party; (c) it is not in violation of or in conflict with any provisions of the laws of the State which would impair its ability to carry out its obligations contained in the Bond Documents to which it is a party; (d) it is empowered to enter into the transactions contemplated by the Bond Documents to which it is a party; (e) it has duly authorized the execution, delivery and performance of the Bond Documents to which it is a party; (f) it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under the Bond Documents to which it is a party by any successor public body; and (g) it will execute and deliver to the Borrower Internal Revenue Service Form 8038 which shall contain the information, including information supplied by the Borrower as to the description of the Bonds, uses of proceeds of the Bonds and volume cap, required to be filed pursuant to Section 149(e) of the Code.
The Issuer makes no representations, either express or implied, as to the suitability or utility of the Project for any purposes or needs of the Borrower, or as to the present or any future condition of the Project.

          Section 2.2. Representations and Warranties by the Borrower. The Borrower represents and warrants that:

          (a) The Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to do business as a foreign corporation under the laws of Colorado.

          (b) The Borrower has the power and authority and has been duly authorized to enter into the Bond Documents to which the Borrower is a party, and perform all of the Borrower's obligations thereunder, and no approval or other action by any governmental authority or agency or other person is required in connection therewith except such as have been obtained as of the date of execution and delivery hereof, or, which relate to the renovation or construction of the Project and cannot reasonably be obtained by such date.

          (c) The willingness of the Issuer to issue the Series 2001 Bonds for purposes of financing costs of the Project has induced the Borrower to locate the Project within the boundaries of the Issuer.

          (d) The Project will create or preserve jobs and employment opportunities within the boundaries of the State and the Issuer, thereby improving the economic prosperity and general welfare of the State and the Issuer.

          (e) The Borrower is not subject to any contractual or other limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Borrower from entering into the Bond Documents to which the Borrower is a party, or performing any of the Borrower's obligations thereunder; and the execution and delivery of the Bond Documents to which the Borrower is a party, the consummation of the transactions contemplated thereby, and the fulfillment of or compliance with the terms and conditions thereof will not conflict with or result in a breach of the terms, conditions or provisions of the Borrower's Articles of Incorporation, Code of Regulations, or actions of its shareholders, Board of Directors or any committee thereof, or other corporate organizational document nor of any restriction, agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or of any law or regulation, or of any writ, order or decree of any court or governmental agency, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Borrower pursuant to the terms of any of the foregoing, except as contemplated by the terms of the Bond Documents.

          (f) The Bond Documents to which the Borrower is a party have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower in accordance with their respective terms.

          (g) The acquisition, renovation, construction, equipping, installation and operation of the Project will comply with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Project, and all necessary permits, licenses, consents and permissions necessary for the Project have been or will be obtained.

          (h) Except as disclosed to the Letter of Credit Bank, there are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower before any court or before any governmental or administrative body or agency which might result in any material adverse change in the operations, business, property, assets or condition (financial or otherwise) of the Borrower; and the Borrower is not in default with respect to or under any applicable statute, rule, writ, injunction, decree, order or regulation of any governmental agency which might have consequences that would materially and adversely affect the operations, business, property or assets of the Borrower. The Borrower does not control, and is not controlled by, the Letter of Credit Bank.

          (i) In connection with any lease or grant by the Borrower of the use of the Project, the Borrower shall require that the lessee or user of any portion of the Project shall not use that portion of the Project in any manner which would violate the covenants set forth in the Tax Regulatory Agreements.


                              (End of Article II)

                                  ARTICLE III

                          COMPLETION OF THE PROJECT;
                       ISSUANCE OF THE SERIES 2001 BONDS
                       ---------------------------------


          Section 3.1.   Acquisition, Construction, Installation, Equipment and
Improvement.    The Borrower (a) has acquired a fee simple title to the Project
Site and shall renovate, construct, install, equip and improve the Project on the Project Site with all reasonable dispatch and in accordance with the Plans and Specifications, (b) shall pay when due all fees, costs and expenses incurred in connection with that acquisition, renovation, construction, installation, equipping and improvement from funds made available therefor in accordance with this Agreement or otherwise, and (c) shall ask, demand, sue for, levy, recover and receive all those sums of money, debts and other demands whatsoever which may be due, owing and payable under the terms of any contract, order, receipt, writing and instruction in connection with the acquisition, renovation, construction, installation, equipping and improvement of the Project, and shall enforce the provisions of any contract, agreement, obligation, bond or other performance security with respect thereto.

          Section 3.2.   Plans and Specifications.  The Plans and
Specifications have been or will be approved by all necessary governmental authorities and filed with the Letter of Credit Bank. The Borrower may revise the Plans and Specifications from time to time, provided that no revision shall be made which would change the Project purposes to other than purposes permitted by the Act. Any such change orders shall not affect the stated amount of the Letter of Credit, and all increases in the cost of the Project as the result of such change orders shall be paid from the Borrower's funds.

          Section 3.3.   Issuance of the Series 2001 Bonds; Application of
Proceeds.    To provide funds to make the Loan for purposes of assisting the payment of the Project Costs, the Issuer will issue, sell and deliver the Series 2001 Bonds to the Original Purchaser. The Series 2001 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein. The Borrower hereby approves the terms and conditions of the Indenture and the Series 2001 Bonds, and the terms and conditions under which the Series 2001 Bonds will be issued, sold and delivered.

          The proceeds from the sale of the Series 2001 Bonds shall be loaned to the Borrower and paid over to the Trustee for the benefit of the Borrower and the Holders of the Series 2001 Bonds and deposited as follows: (a) a sum equal to any accrued interest paid by the Original Purchaser shall be deposited in the Bond Fund, and (b) the balance shall be deposited in the Project Fund. Pending disbursement pursuant to Section 3.4 hereof, the proceeds so deposited in the Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

          At the request of the Borrower, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Borrower.

          Section 3.4. Disbursements from the Project Fund. Subject to the provisions below, disbursements from the Project Fund shall be made only to reimburse or pay the Borrower for the following Project Costs:

                         (a) Costs incurred directly or indirectly for or in connection with the acquisition, renovation, construction, installation, equipping or improvement of the Project, including costs incurred in respect of the Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; and recording of documents and title work.

                         (b) Premiums attributable to any surety bonds and insurance required to be taken out and maintained during the Construction Period with respect to the Project Facilities.

                         (c) Taxes, assessments and other governmental charges in respect of the Project that may become due and payable during the Construction Period.

                         (d) Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

                         (e) Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Series 2001 Bonds, including, without limitation, the fees and expenses of the Issuer and Issuer's counsel, Bond Counsel, the fees and expenses of the Trustee, the fees and expenses of the Underwriter with respect to the Series 2001 Bonds and the fees and expenses of the Letter of Credit Bank and counsel to the Letter of Credit Bank; provided that any fees and expenses incurred in connection with the issuance of the Series 2001A Bonds and paid with Series 2001A Bond proceeds shall not exceed 2% of the proceeds of the Series 2001A Bonds within the meaning of Section 147(g) of the Code.

                         (f) Any other costs, expenses, fees and charges properly chargeable to the cost of acquisition, renovation, construction, installation, equipping or improvement of the Project.

                         (g) Interest on the Series 2001 Bonds during the Construction Period to be paid into the Bond Fund.

          Any disbursements from the Project Fund for the payment of Project Costs shall be made by the Trustee only upon the written order of the Authorized Borrower Representative approved by the Letter of Credit Bank. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit D and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested.

          Before the initial disbursement is made, all conditions precedent, if any, to the issuance of the Letters of Credit as set forth in the Letter of Credit Agreement must have been satisfied to the Letter of Credit Bank's satisfaction.

          Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statements filed by the Issuer in connection with the issuance of the Series 2001 Bonds, shall be accompanied by evidence satisfactory to the Trustee and the Letter of Credit Bank that the average reasonably expected economic life of the facilities being financed by the Series 2001A Bonds or Series 2001B Bonds, as applicable is not less than 5/6ths of the average maturity of the Series 2001A Bonds or Segregated Series 2001B Bonds, as applicable, or, if such evidence is not presented with the disbursement or at the request of the Trustee or the Letter of Credit Bank, by an opinion of Bond Counsel to the effect that such disbursement will not result in the interest on the Series 2001A Bonds or Segregated Series 2001B Bonds, as applicable becoming subject to Federal income taxation. In case any contract provides for the retention by the Borrower of a portion of the contract price, there shall be paid from the Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Project Fund.

          Any moneys in the Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Project Costs, at the direction of the Authorized Borrower Representative with the Letter of Credit Bank's prior written consent, promptly shall be

                    (i) used to reimburse the Letter of Credit Bank for draws on the Letters of Credit to redeem Series 2001 Bonds,

                    (ii) used to acquire, construct, install, equip and improve such additional real or personal property in connection with the Project as is designated by the Authorized Borrower Representative and approved by the Letter of Credit Bank and the acquisition, construction, installation, equipping and improvement of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Trustee that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of a series of Series 2001 Bonds, will not be less than 5/6ths of the average maturity of such Series 2001 Bonds or, if such evidence is not presented with the direction, then with respect to the Series 2001A Bonds and Segregated Series 2001B Bonds, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not result in the interest on the Series 2001A Bonds or the Segregated Series 2001B Bonds becoming included in gross income for federal income tax purposes;

                    (iii) used for the purchase of Series 2001 Bonds in the open market for the purpose of cancellation; or

                    (iv) used to accomplish a combination of the foregoing as is provided in that direction.

Any payments made pursuant to this paragraph shall be made only to the extent that such use or application will not, in the opinion of Bond Counsel or under rulings of the Internal Revenue Service, result in the interest on the Series 2001A Bonds or Segregated Series 2001B Bonds becoming included in gross income for federal income tax purposes.

          Section 3.5.  Borrower Required to Pay Costs in Event Project Fund
Insufficient.    If moneys in the Project Fund are not sufficient to pay all
Project Costs, the Borrower, nonetheless, will complete the Project in accordance with the Plans and Specifications and, unless Additional Bonds shall have been issued for that purpose, shall pay all such additional Project Costs from the Borrower's own funds. The Borrower shall not be entitled to any reimbursement for any such additional Project Costs from the Issuer, the Trustee or any Holder; nor shall it be entitled to any abatement, diminution or postponement of the Loan Payments.

          Section 3.6.  Completion Date.    The Borrower shall notify the
Issuer, the Letter of Credit Bank and the Trustee of the Completion Date by a certificate signed by the Authorized Borrower Representative stating:

                    (a) the date on which the Project Facilities were substantially completed,

                    (b) that all other facilities necessary in connection with the Project have been acquired, constructed, installed, equipped and improved,

                    (c) that the acquisition, renovation, construction, installation, equipping and improvement of the Project Facilities and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other similar governmental regulations,

                    (d) that except as provided in subsection (e) of this Section, all costs of that acquisition, renovation, construction, installation, equipment and improvement then or theretofore due and payable have been paid, and

                    (e) the amounts which the Trustee shall retain in the Project Fund for the payment of Project Costs not yet due or for liabilities which the Borrower is contesting or which otherwise should be retained and the reasons such amounts should be retained.

That certificate shall state that it is given without prejudice to any rights against third parties which then exist or subsequently may come into being. The Authorized Borrower Representative shall include with that certificate a statement specifically describing all items of personal property comprising a part of the Project Facilities. The certificate shall be delivered as promptly as practicable after the occurrence of the events and conditions referred to in subsections (a) through (d) of this Section.

          Section 3.7.  Investment of Fund Moneys.   At the oral (to be promptly
confirmed in writing) or written request of the Authorized Borrower Representative, any moneys held as part of the Bond Fund or the Project Fund shall be invested or reinvested by the Trustee in Eligible Investments in accordance with Section 5.05 of the Indenture. The Borrower hereby covenants that the Borrower will restrict that investment and reinvestment and the use of the proceeds of the Series 2001 Bonds in such manner and to such extent, if any, as may be necessary so that the Series 2001A Bonds and Segregated Series 2001B Bonds will not constitute arbitrage bonds under Section 148 of the Code. If at any time and from time to time the Borrower determines that it is necessary to restrict or limit the yield on the investment of moneys held by the Trustee under the Indenture in order to prevent the Series 2001A Bonds and Segregated Series 2001B Bonds from becoming arbitrage bonds within the meaning of Section 148 of the Code, the Borrower shall so instruct the Trustee in writing.

                             (End of Article III)

                                  ARTICLE IV

                                LOAN BY ISSUER;
                                ---------------
                            REPAYMENT OF THE LOAN;
                            ----------------------
                     LOAN PAYMENTS AND ADDITIONAL PAYMENTS
                     -------------------------------------


          Section 4.1.  Loan Repayment; Delivery of Notes.    Upon the terms and
conditions of this Agreement, the Issuer will make the Loan to the Borrower. In consideration of and in repayment of the Loan, the Borrower shall make as Loan Payments, payments sufficient in time and amount to pay when due all Bond Service Charges, all as more particularly provided in the Project Notes and any Additional Notes. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Notes for the account of the Issuer and shall be held and applied in accordance with the provisions of the Indenture and this Agreement.

          The Borrower shall, simultaneously with the delivery of the Series 2001 Bonds and the Project Notes, deliver or cause to be delivered the Letters of Credit to the Trustee. Subject to the provisions of Section 5.09 of the Indenture, the Borrower agrees that it will not, either by its action or inaction, in any way adversely affect the continuance or effectiveness of the Letters of Credit.

          In connection with the issuance of any Additional Bonds, the Borrower shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Project Notes. All such Additional Notes shall:

                    (a) provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

                    (b) require payments of principal and redemption payments and any premium equal to the payments of principal, prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;

                    (c) require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

                    (d) contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

          The Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default described in paragraph (a), (b),
(c), (g), (h) or (i) of Section 7.01 of the Indenture has occurred and is subsisting, payments by the Borrower on the Notes shall be used by the Trustee to reimburse the Letter of Credit Bank for payment of Bond Service Charges on the corresponding Bonds in connection with which the Note was delivered and shall constitute Loan Payments made in respect of the related Bonds.

          Upon payment in full, in accordance with the Indenture, of the Bond Service Charges, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and cancelled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Borrower thereunder shall be terminated, and such Notes shall be surrendered by the Trustee to the Borrower, and shall be cancelled by the Borrower. Unless the Borrower is entitled to a credit under express terms of this Agreement or the Notes, all payments on the Notes shall be in the full amount required thereunder.

          Except for such interest of the Borrower and the Letter of Credit Bank as may hereafter arise pursuant to Section 8.6 hereof or Sections 5.04, 5.07 and
5.08 of the Indenture, and except as otherwise provided herein or in the Indenture, the Letter of Credit Bank, by the issuance of the Letters of Credit, the Borrower and the Issuer each acknowledge that neither the Borrower, the Letter of Credit Bank nor the Issuer has any interest in the Bond Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders.

          Section 4.2. Additional Payments. The Borrower shall pay to the Issuer as Additional Payments hereunder, any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Series 2001 Bonds or otherwise related to actions taken by the Issuer under this Agreement, the Tax Regulatory Agreements or the Indenture, including any amounts due as indemnification or reimbursements of any costs incurred by or otherwise payable to the Issuer.

          The Borrower shall pay to the Trustee, the Registrar and any Paying Agent or Authenticating Agent their reasonable fees, charges and expenses for acting as such under the Indenture, to the Remarketing Agent its reasonable fees, charges and expenses for acting as such under the Remarketing Agreement and to the Underwriter its reasonable fees, charges and expenses for acting as such under the Placement Agreement.

          Section 4.3. Place of Payments. The Borrower shall make all Loan Payments directly to the Trustee at its designated corporate trust office. Additional Payments shall be made directly to the person or entity to whom or to which they are due.

          Section 4.4. Obligations Unconditional. The obligations of the Borrower to make Loan Payments and Additional Payments shall be absolute and unconditional, and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Letter of Credit Bank, the Trustee or any other Person.

          Section 4.5.  Assignment of Agreement and Revenues.    To secure the
payment of Bond Service Charges, the Issuer shall assign to the Trustee, by the Indenture, its rights under and interest in this Agreement (except for the Unassigned Issuer's Rights) and the Revenues. The Borrower hereby agrees and consents to those assignments.

          Section 4.6.  Payments to Remarketing Agent.    The Borrower shall pay
to the Remarketing Agent on or before each Interest Payment Date an amount equal to the amount to be paid by the Remarketing Agent for the purchase of Series 2001 Bonds on such Interest Payment Date, pursuant to the Indenture, provided that amounts available on such Interest Payment Date for such payment from either (i) proceeds of the remarketing of such Series 2001 Bonds by the Remarketing Agent or (ii) proceeds of a draw under the Letters of Credit shall be credited against the Borrower's obligation to make payments under this Section.

          The Borrower hereby consents to the appointment of the Remarketing Agent pursuant to and as specified in the Indenture.

          Section 4.7.  Letters of Credit.   Simultaneously with the initial
delivery of the Series 2001 Bonds to the Original Purchasers pursuant to the Indenture, the Borrower shall obtain and deliver to the Trustee the Letters of Credit. A Letter of Credit may be replaced by an Alternate Letter of Credit complying with the provisions of Section 5.09 of the Indenture and shall be substantially in the form of such Letter of Credit.

          The Borrower hereby the Trustee to make drawings on the Letters of Credit in accordance with their terms.

                              (End of Article IV)

                                   ARTICLE V

                             PARTICULAR COVENANTS
                             --------------------


          Section 5.1. Indemnification. The Borrower releases the Issuer and the Trustee from, agrees that the Issuer and the Trustee shall not be liable for, and agrees to protect, defend, indemnify and hold harmless the Issuer and the Trustee from and against, any loss or damage to property, or any injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to the Project Facilities or the use thereof; provided, however, that the indemnity in this sentence shall be effective only to the extent of any loss in excess of amounts paid to the Trustee from any liability or property insurance carried with respect to the loss sustained. The Borrower further agrees to protect, defend, indemnify and hold harmless the Issuer and the Trustee against and from any and all costs, liabilities, expenses and claims arising from any breach or default on the part of the Borrower in the performance of any covenant or agreement on the part of the Borrower to be performed pursuant to the terms of any of the Bond Documents, or in connection with the issuance of the Bonds and the Borrower's furnishing of information concerning the Project, the Borrower, its financial status or other matters relating to the Borrower, or arising from any act or failure to act by the Borrower or any of the Borrower's agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Agreement, in or about the Project Facilities, and from and against all costs, liabilities and expenses incurred in or in connection with any claim, action or proceeding brought thereon. In case any action or proceeding is brought against the Issuer or the Trustee by reason of any such claim, the Borrower upon notice from the Issuer or the Trustee covenants to resist or defend such action or proceeding at the Borrower's expense. Neither the Issuer nor the Trustee shall settle or compromise such claim, action or proceeding without the written consent of the Borrower, if there exists no Event of Default by the Borrower as defined in
Section 7.1 hereof. Nothing contained in this Section, however, shall require the Borrower to indemnify the Issuer or any of its officials, officers, employees or agents, or the Trustee or any of its officers, employees or agents, from any cost, liability, expense, loss or claim arising out of or resulting from the willful misconduct or gross negligence of the Issuer or any of its officials, officers, employees, members or agents, or the willful misconduct or negligence of the Trustee or any of its officers, employees, independent contractors and agents. The indemnification provided by this Section to the Issuer and the Trustee shall include their respective officials, officers, members, employees, independent contractors and agents.

          Section 5.2. Sale or Transfer of Assets of Borrower. Until Payment in Full of the Bonds, the Borrower will not dispose of or transfer all or substantially all of the Borrower's assets or the Project; provided, however, the Borrower may, with the prior written consent of the Letter of Credit Bank, which the Letter of Credit Bank shall have no obligation to give, transfer all or substantially all of the Borrower's assets or the Project to a corporation or other entity, but only on the condition that (a) the transferee or the surviving or resulting entity (if other than the Borrower) shall expressly assume and agree in writing to perform all of the Borrower's obligations under the Bond Documents and (b) such transfer will not cause the Project to be in nonconformance with the purposes or provisions of the Act or the Code.

          The Borrower or any of the Borrower's transferees may enter into any of the transactions described in the preceding paragraph only if in the opinion of Bond Counsel consummation thereof (a) is not prohibited by the Act, (b) will not adversely affect the validity of any Bonds to be outstanding after giving effect to such transaction, or (c) as to Bonds the interest on which is excludible from federal income taxation, will not adversely affect the exempt status of the interest thereon under the Code.

          If a transfer of assets is made as provided in this Section, the provisions of this Section shall continue in full force and effect and no further such transfer of assets shall be made except in compliance with the provisions of this Section.

          Within 10 days after any transfer of assets under this Section, the transferee or surviving or resulting entity shall provide written notice of such event to the Issuer, the Letter of Credit Bank and the Trustee and evidence satisfactory to the Issuer, the Letter of Credit Bank and the Trustee that all requirements of this Section have been satisfied.

          Section 5.3. Assignment by Issuer. Except for the assignment of this Agreement to the Trustee, the Issuer shall not attempt to further assign, transfer or convey its interest in the Project Facilities or this Agreement or create any pledge or lien of any form or nature with respect to the Project Facilities or the payments hereunder, except in its governmental capacity incident to collection of taxes, assessments or other governmental charges.

          Section 5.4. Reference to Bonds Ineffective After Bonds Paid. Upon Payment in Full of the Bonds, all references in this Agreement to the Bonds and the Trustee shall be ineffective and neither the Issuer, the Trustee nor any Bondholder shall thereafter have any rights hereunder, and the Borrower shall have no further obligation hereunder, except for any obligation to the Issuer, the Trustee, the Letter of Credit Bank or any Bondholder that shall have theretofore vested and that shall then remain unsatisfied.

          Section 5.5. Borrower's Performance under Indenture. The Borrower has examined the Indenture and approves the form and substance of and agrees to be bound by its terms. The Borrower shall, for the benefit of the Issuer and each Bondholder, do and perform all acts and things required or contemplated in the Indenture to be done or performed by it, including without limitation the obligations of the Borrower with respect to insurance, taxes and other charges and maintenance, modification, repairs and restoration of the Project Facilities.

          Section 5.6. Borrower Not to Adversely Affect Tax-Exempt Status of Interest on Bonds. Notwithstanding anything herein to the contrary, the Borrower, for the benefit of the Issuer and each Bondholder, hereby agrees that, as to Bonds the interest on which is excludible from federal income taxation, it will not take or permit to be taken on its behalf, any action which would adversely affect the excludability from gross income for federal income tax purposes of the interest on such Bonds, and that it will make and take, or require to be made and taken, such acts and filings as may from time to time be required under the Code and pursuant to the Indenture to establish and maintain the excludability from gross income for federal income tax purposes of the interest on the Bonds.

          Section 5.7. Compliance with Laws. The Borrower shall, throughout the term of this Agreement, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project Facilities or to the repair and alteration thereof, or to the use or manner of use of the Project Facilities, or to the Borrower's and any lessee's operations on the Project Site. Notwithstanding the foregoing, the Borrower shall have the right to contest the legality or the applicability of any such law, ordinance, order, rule, regulation or requirement so long as in the opinion of counsel satisfactory to the Trustee and the Letter of Credit Bank such contest shall not in any way materially adversely affect or impair the obligations of the Borrower hereunder or any right or interest of the Trustee or the Letter of Credit Bank in, to and under the Indenture or this Agreement.

          Section 5.8. Taxes, Permits, Utility and Other Charges. The Borrower shall pay and discharge, promptly as and when the same shall become due and payable, all taxes and governmental charges of any kind whatsoever that may be lawfully assessed against the Issuer, the Trustee, the Letter of Credit Bank or the Borrower with respect to the Project or Project Site or any portion thereof. Subject to the provisions of the Security Documents, the Borrower may in good faith contest any such tax or governmental charge, and in such event may permit such tax or governmental charge to remain unsatisfied during the period of such contest and any appeal therefrom unless in the opinion of counsel satisfactory to the Trustee and the Letter of Credit Bank by such action any right or interest of the Trustee or the Letter of Credit Bank in, to and under the Indenture or this Agreement shall be materially endangered or the Project or Project Site or any part thereof shall become subject to imminent loss or forfeiture, in which event such tax or governmental charge shall be paid prior to any such loss or forfeiture. The Borrower shall procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper construction, equipping, installation, use and operation of the Project.

          Section 5.9. Right of Access. The Borrower agrees that, subject to reasonable security and safety regulations and, except if waived by the Borrower, upon at least three business days' prior notice, the Issuer, the Trustee and the Letter of Credit Bank and their or any of their duly authorized agents shall have the right during normal business hours to inspect any records with respect to the Project and to enter upon the Project Site for purposes of Project inspection. The Borrower further agrees that the Issuer, the Trustee and the Letter of Credit Bank and their duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the acquisition, renovation, construction, equipping and installation provided for herein, and thereafter for the proper maintenance of the Project in the event of failure by the Borrower to perform the Borrower's obligations.

          Section 5.10. Litigation Notice. The Borrower shall give the Trustee, the Original Purchaser and the Letter of Credit Bank prompt notice of any action, suit or proceeding by the Borrower or against the Borrower at law or in equity, or before any governmental instrumentality or agency, or of any of the same which may be threatened, which if adversely determined, would materially impair the right of the Borrower to carry on the business which is contemplated in connection with the Project, or would materially and adversely affect the Borrower's business, operations, properties, assets or condition.

          Section 5.11. Removal of Portions of the Project. The Borrower shall be under no obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project; provided, however, that such failure to renew, repair or replace does not impair the character of the Project as a "project" within the meaning of the Act. Subject to the Security Documents, the Borrower shall have the right, from time to time, to substitute personal property for any portion of the Project, provided that the property so substituted shall not impair the character of the Project as a "project" within the meaning of the Act, and shall have a value not less than the value of the personal property for which it is substituted. Any such substituted property shall be included under the terms of this Agreement as part of the Project.

          The Borrower shall have the right to remove any portions of the Project consisting of personal property, without substitution therefor; provided, however that such removal does not impair the character of the project within the meaning of the Act and so long as such removal does not violate any terms of the Letter of Credit Agreement or the Security Documents.

                              (End of Article V)

                                  ARTICLE VI

                        REDEMPTION OF SERIES 2001 BONDS
                        -------------------------------


          Section 6.1. Optional Redemption. Provided no Event of Default shall have occurred and be subsisting, at any time and from time to time, the Borrower may deliver moneys to the Trustee in addition to Loan Payments or Additional Payments required to be made and direct the Trustee to use the moneys so delivered for the purpose of reimbursing the Letter of Credit Bank for drawings on the applicable Letter of Credit used for purchasing Series 2001 Bonds or for calling Series 2001 Bonds for optional redemption in accordance with the applicable provisions of the Indenture providing for optional redemption at the redemption price stated in the Indenture. Pending application for those purposes, any moneys so delivered shall be held by the Trustee in a special account in the Bond Fund and delivery of those moneys shall not operate to abate or postpone Loan Payments or Additional Payments otherwise becoming due or to alter or suspend any other obligations of the Borrower under this Agreement.

          Section 6.2. Extraordinary Optional Redemption. The Borrower shall have, subject to the conditions hereinafter imposed, the option to direct the prepayment of the entire unpaid principal balance of the Series 2001 Bonds in accordance with the applicable provisions of the Indenture upon the occurrence of any of the following events:

          (a) The Project shall have been damaged or destroyed to such an extent that (1) it cannot reasonably be expected to be restored, within a period of six months, to the condition thereof immediately preceding such damage or destruction or (2) its normal use and operation is reasonably expected to be prevented for a period of six consecutive months.

          (b) Title to, or the temporary use of, all or a significant part of the Project shall have been taken under the exercise of the power of eminent domain (1) to such extent that the Project cannot reasonably be expected to be restored within a period of six months to a condition of usefulness comparable to that existing prior to the taking or (2) as a result of the taking, normal use and operation of the Project is reasonably expected to be prevented for a period of six consecutive months.

          (c) As a result of any changes in the Constitution of the State, the Constitution of the United State of America, or state or Federal laws or as a result of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Issuer or the Borrower in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Agreement, or if unreasonable burdens or excessive liabilities shall have been imposed with respect to the Project or the operation thereof, including, without limitation, Federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project.

To exercise that option, the Borrower shall, within 120 days following the event authorizing the exercise of that option, give notice to the Issuer and to the Trustee specifying the date on which the Borrower will deliver the funds required for that redemption which date shall be not more than ninety days from the date that notice is mailed and shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption. The foregoing option may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder.

          The amount payable by the Borrower in the event of the Borrower's exercise of the option granted in this Section shall be an amount of money which, when added to the moneys and investments held to the credit of the Bond Fund, will be sufficient pursuant to the provisions of the Indenture to pay, at par, and discharge all then outstanding Series 2001 Bonds on the earliest applicable redemption date.

          The Borrower also shall have the option, exercisable as provided above in this Section, in the event that title to or the temporary use of a portion of the Project shall be taken under the exercise of the power of eminent domain, even if the taking is not of such nature as to permit the exercise of the redemption option upon an event specified in (b) above, to direct the redemption, at a redemption price of 100% of the principal amount thereof prepaid, plus accrued interest to the redemption date, of that part of the outstanding principal balance of the Series 2001 Bonds as may be payable from the proceeds (after the payment of costs and expenses incurred in the collection thereof) received in the eminent domain proceeding, provided, that the Borrower shall furnish to the Issuer, the Trustee, and the Letter of Credit Bank a certificate of an independent architect or engineer stating that (1) the property comprising the part of the Project then being taken under the power of eminent domain is not essential to continued operations of the Project in the manner existing prior to that taking, (2) the Project has been restored to a condition substantially equivalent to that existing prior to the taking, or (3) other improvements have been acquired or made which are suitable for the continued operation of the Project.

          The rights and option granted to the Borrower in this Section may be exercised whether or not the Borrower is in default hereunder; provided, that such default will not relieve the Borrower from performing those actions which are necessary to exercise any such right or option granted hereunder.

          Section 6.3. Mandatory Redemption in Event of Loss of Tax Exemption or Expiration of Letter of Credit. If, as provided in the Series 2001 Bonds and the Indenture, all or a portion of such Bonds become subject to mandatory redemption as a result of a Determination of Taxability, as defined in the Indenture, or the Borrower fails to obtain not less than 60 days prior to the Interest Payment Date next preceding a Letter of Credit Termination Date an extension of the applicable Letter of Credit or to provide for the delivery to the Trustee of an Alternate Letter of Credit on the terms provided in the Indenture, the Borrower shall deliver to the Trustee, upon the date required by the Trustee, moneys sufficient to pay in full such Series 2001A Bonds or Series 2001B Bonds, as applicable, in accordance with the mandatory redemption provisions relating thereto set forth in such Series 2001 Bonds and the Indenture.

          Section 6.4. Mandatory Redemption. The Borrower shall deliver to the Trustee moneys sufficient to redeem the Series 2001 Bonds in accordance with any mandatory redemption provisions relating thereto as may be set forth in Section
4.01 of the Indenture.

          Section 6.5. Actions by Issuer. At the request of the Borrower or the Trustee, the Issuer shall take all steps required of it under the applicable provisions of the Indenture or the Series 2001 Bonds to effect the redemption of all or a portion of the Series 2001 Bonds pursuant to this Article VI.

          Section 6.6. Required Deposits for Optional Redemption. All redemptions of Series 2001 Bonds provided for in Article VI hereof and in
Article IV of the Indenture shall be accomplished through the exercise by the Trustee of draws on the Letter of Credit Bank under the applicable Letter of Credit. Except with the prior written consent of the Letter of Credit Bank, the Trustee shall not give notice of call pursuant to the optional redemption provisions of Section 4.01(d) and (e) of the Indenture and Article VI hereof unless prior to the date by which the call notice is to be given there shall be deposited by the Borrower with the Trustee Eligible Funds which, in addition to any other moneys available therefor and held by the Trustee, will be sufficient to redeem at the redemption price thereof, including premium, if any, and interest accrued to the redemption date, all of the redeemable Series 2001 Bonds for which notice of redemption is to be given in accordance with the provisions of the Indenture.

          All amounts paid by the Borrower pursuant to this Article which are used to pay principal of, premium, if any, or interest on the Series 2001 Bonds, or to reimburse the Letter of Credit Bank for moneys drawn on the Letters of Credit and used for such purposes, shall constitute prepaid Loan Payments.


                              (End of Article VI)

                                  ARTICLE VII

                             DEFAULTS AND REMEDIES
                             ---------------------


          Section 7.1. Events of Default. Each of the following events is hereby declared an Event of Default:

          (a) The Borrower's failure to make any payment of Loan Payments or Additional Payments or any payment under Article VI hereof within the time required herein.

          (b) The occurrence of an event of default under any of the Security Documents, the Letter of Credit Agreement or the Indenture.

          (c) The Borrower's failure to observe and perform any of its other covenants, conditions or agreements contained herein for a period of 30 days after written notice (unless the Letter of Credit Bank and the Trustee shall agree in writing to an extension of such time prior to its expiration) specifying such failure and requesting that it be remedied, given by the Letter of Credit Bank or the Trustee to the Borrower; provided however that if such failure shall be such that it can be corrected but not within such period, it shall not constitute an Event of Default if corrective action is promptly instituted by the Borrower within such period and diligently and continuously pursued until the failure is corrected; provided, further, in no event shall such additional period exceed 60 additional days.

          (d) If any representation or warranty by the Borrower contained herein, or in any Security Documents or the Bond Purchase Agreement, or in any certificate or instrument delivered by the Borrower pursuant hereto or thereto, is false or misleading in any material respect.

          (e) The transfer of the assets of the Borrower, except as may be permitted herein.

          (f) The Borrower shall commence any case, proceeding or other action relating to the Borrower in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of the Borrower's debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, now or hereafter existing; or the Borrower shall apply for a receiver, custodian or trustee of the Borrower or for all or a substantial part of the Borrower's property; or the Borrower shall make an assignment for the benefit of creditors; or the Borrower shall be unable to, or shall admit in writing the inability to, pay the Borrower's debts as they become due; or the Borrower shall take any action indicating the Borrower's consent to, approval of or acquiescence in, or in the furtherance of, any of the foregoing.

          (g) Any case, proceeding or other action against the Borrower shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of the Borrower's debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, now or hereafter existing; or a receiver, custodian or trustee of the Borrower or for all or a substantial part of the Borrower's property shall be appointed; or a warrant of attachment, execution or restraint, or similar process shall be issued against any substantial part of the property of the Borrower; and in each such case such condition shall continue for a period of 90 days undismissed, undischarged or unbonded.

          The provisions of paragraph (c) of this Section are subject to the following limitations: If by reason of acts of God; winds; fires; epidemics; landslides; floods; droughts; famines; strikes; lockouts or other industrial disturbances; acts of public enemies; acts or orders of any kind of any governmental authority; insurrection; military action; war, whether or not declared; sabotage; riots; civil disturbances; explosions; breakage or accident to transmission pipes or canals; partial or entire failure of utilities; or any cause or event not reasonably within the control of Borrower, Borrower is unable in whole or in part to carry out the agreements on Borrower's part herein contained, other than obligations on the part of Borrower to make the payments required under the Notes, the Agreement and the Letter of Credit Agreement, to carry insurance, to pay any ad valorem property taxes, and to make other payments or deposits pursuant to the terms hereof, Borrower shall not be deemed in default during the continuance of such inability. Borrower shall, however, use Borrower's best efforts to remedy with all reasonable dispatch the cause or causes preventing Borrower from carrying out Borrower's agreements; provided, that Borrower shall not in any event be required to settle strikes, lockouts or other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of Borrower, not in the interest of Borrower.

          The provisions of paragraphs (f) and (g) of this Section are subject to the condition that the declaration of an Event of Default due to any of the acts or circumstances specified therein, and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of the United States Bankruptcy Code affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

          Section 7.2. Remedies on Default. Whenever any Event of Default shall have happened and be continuing, any one or more of the following rights and remedies may be exercised:

          (a)  If acceleration of the Bonds has occurred pursuant to Section
          7.03 of the Indenture, the Trustee may declare all Loan Payments to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Trustee elects to exercise the remedy afforded in this Section 7.2(a) and accelerates all Loan Payments, the amount then due and payable by the Borrower as accelerated payments shall be the sum of (1) the aggregate principal amount of the Bonds then outstanding, (2) all unpaid interest on the Bonds accruing to the date set pursuant to the Indenture, (3) the amount of the redemption premium, if any, then applicable to the Bonds, (4) all unpaid Trustee's, Remarketing Agent's, Registrar's, Authenticating Agents' and Paying Agents' fees and expenses accruing to such date, and (5) any amount then due the Issuer hereunder.

          (b) The Trustee may have access to and inspect, examine and make copies of, the financial books, records and accounts of the Borrower pertaining to the Project Facilities.

          (c) The Trustee may exercise any remedy provided for in the Indenture.

          (d) The Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any sums then due and thereafter to become due hereunder or to enforce the observance or performance of any covenant, condition or agreement of the Borrower hereunder.

          Except in the case of an Event of Default pursuant to Section 7.01(g) or (h) of the Indenture, the Letter of Credit Bank shall have the right to direct the remedies to be exercised by the Trustee.

          The Trustee shall promptly notify the Letter of Credit Bank of any failure of the Borrower to make the Loan Payments required by Section 4.1 hereof.

          Any amounts collected pursuant to action taken by the Trustee under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

          Whenever any Event of Default shall have occurred and be continuing which results from failure of the Borrower to pay to or perform for the Issuer any payment, covenant, agreement or warranty not assigned to the Trustee, the Issuer may (but need not) proceed directly against the Borrower and may take any action at law or in equity which it may deem necessary or desirable to collect or enforce such payment or performance in default. The Issuer shall promptly notify the Trustee and the Letter of Credit Bank of any such action; however, the failure of the Issuer to give such notice shall not affect the validity of any such action.

          The provisions of this Section are subject to the further limitation that the rescission by the Trustee of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration has been made, provided that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon. Unless the Letter of Credit Bank is in default pursuant to Section 7.01(g) or (h) of the Indenture, any rescission of a declaration of acceleration shall be subject to the prior written consent of the Letter of Credit Bank.

          Section 7.3. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein and in the Indenture or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to enable the Issuer or the Trustee to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.

          Section 7.4. Agreement to Pay Attorney's Fees and Expenses. If an Event of Default should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Agreement, the Indenture, the Bond Purchase Agreement or the Notes or the collection of sums due thereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, and in any action brought to collect that indebtedness, the Trustee or the Issuer, as applicable, shall be entitled to seek the recovery of those expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

          Section 7.5. Waiver of Events of Default. If the Trustee shall rescind any declaration of acceleration of payments of the principal of and interest on the Bonds, such rescission shall also waive any corresponding Event of Default hereunder and its consequences. In case of any such waiver or rescission, or in case any proceeding taken by the Issuer or Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Borrower and the Trustee shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

          Section 7.6. Remedies Subject to Provisions of Law. All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling, and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable under the provisions of any applicable law.

          Section 7.7. Remedies Under Uniform Commercial Code. In addition to any other remedies provided for hereby, the Issuer and the Trustee shall have the rights of a secured party and the Borrower shall have the rights of a debtor under the Uniform Commercial Code of the State with respect to this Agreement upon the occurrence and continuance of an Event of Default hereunder.

                              (End of Article VII)

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------


          Section 8.1.  Term of Agreement. Subject to the provisions of Section
5.4 hereof, this Agreement shall terminate upon Payment in Full of the Bonds and the payment by the Borrower of all sums payable under this Agreement whereupon all property, rights and interests subject to this Agreement shall revert to the Borrower, and all right, title and interest of the Issuer in the Project Facilities shall cease, terminate and become void, and this Agreement, and the covenants of the Borrower contained herein, shall be discharged, except for the obligations of the Borrower under Section 5.1 hereof, which shall survive any termination of this Agreement. The Issuer in such case, on demand of the Borrower and at the Borrower's cost and expense, shall execute and deliver to the Borrower and shall cause the Trustee to execute and deliver to the Borrower such proper instrument or proper instruments acknowledging the release, satisfaction and termination of this Agreement, as the Borrower may reasonably request, and shall assign and transfer or cause to be assigned or transferred, and shall deliver or cause to be delivered, to the Borrower, all property, including money, then held by the Issuer or the Trustee under or pursuant to the Indenture other than moneys deposited with the Trustee for the payment of the principal of, premium, if any, or interest on the Bonds and moneys required by the terms thereof to be paid to the Letter of Credit Bank.

          Section 8.2. Notices. Except as otherwise specifically provided herein, all notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class mail addressed as follows: if to the Issuer, at County of Arapahoe, Colorado, Office of the County Attorney, 5334 S. Prince Street, Littleton, CO 80166, Attn: Jack Bush, Esq.; if to the Borrower, at
                              ----
PECO II, Inc., 1376 State Route 598, P.O. Box 910 Galion, Ohio 44833, Attn: Mr.
                                                                      ----
John Maag, CFO; if to the Trustee, at The Huntington National Bank, 7 Easton Oval, EA4E63, Columbus, Ohio 43219, Attn: Ruth Sowers; if to the Letter of
                                    ----
Credit Bank, at The Huntington National Bank, Business Service Center, 7 Easton Oval - EA4C57, Columbus, Ohio 43219, Attn: International Department - Letter of
                                     ----
Credit Division; if to the Remarketing Agent, at Huntington Capital Corp., 9/th/ Floor, 41 South High Street, Columbus, Ohio 43215, Attn: John Crotty; if to the
                                                   ----
Original Purchaser, at Huntington Capital Corp., 9/th/ Floor, 41 South High Street, Columbus, Ohio 43215; and if to any other Bondholder, at its address as shown on the registration books maintained pursuant to the Indenture. A duplicate copy of each notice, approval, consent, request or other communication given hereunder by either the Issuer or the Borrower to the other shall also be given to the Trustee and the Letter of Credit Bank. The Issuer, the Remarketing Agent, the Original Purchaser, the Letter of Credit Bank, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed, but no such communication shall thereby be required to be sent to more than two addresses.

          Section 8.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Trustee, the Letter of Credit Bank and the Borrower and their respective successors and assigns, provided that any obligation of the Issuer arising hereunder shall not be a general debt of the Issuer, but shall be payable solely out of Revenues.

          Section 8.4 Extent of Covenants of the Issuer, No Personal Liability. All covenants, obligations and agreements of the Issuer contained in this Agreement or the Indenture shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future member, officer, agent or employee of the Issuer or the Issuing Authority in other than his official capacity, and neither the members of the Issuing Authority nor any official executing the Series 2001 Bonds shall be liable personally on the Series 2001 Bonds or be subject to any personal liability or accountability by reason of the issuance thereof or by reason of the covenants, obligations or agreements of the Issuer contained in this Agreement or in the Indenture.

          Section 8.5. Severability. In case any clause, provision or section of this Agreement, or in case any covenant, stipulation, obligation, agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Agreement, or any application thereof, is for any reason held to be illegal, invalid or inoperable, such illegality or invalidity or inoperability shall not affect the remainder thereof or any other clause, provision or section of this Agreement or any other covenant, stipulation, obligation, agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Agreement, which shall at the time be construed and enforced as if such illegal or invalid or inoperable portion were not contained herein, nor shall such illegality or invalidity or inoperability or any application thereof affect any legal and valid and operable application from time to time, and each such section, provision, covenant, stipulation, obligation, agreement, act, or action, or part thereof, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

          Section 8.6. Amounts Remaining in Bond Fund. Amounts remaining in the Bond Fund after the principal of, premium, if any, and interest on the Bonds shall become due and payable (whether at maturity, by amortization or redemption, or otherwise) shall be applied as follows:

                    (i) If Bonds are not presented for payment, the Trustee shall retain sufficient moneys to pay the principal of, and interest and premium, if any, on such Bonds until such Bonds are presented for payment, and the remainder shall be paid as set forth in clause (ii) of this Section 8.6. Any amounts so retained by the Trustee in the Bond Fund which remain unclaimed by the Bondholders for four years after the due date thereof (whether at maturity, by amortization or redemption, or otherwise) shall be paid as set forth in clause (ii) hereof.

                    (ii) At the written request of the Borrower, and provided that all fees and charges required herein or in the Indenture to be paid by the Borrower have been so paid, amounts in the Bond Fund which the Trustee is not required to retain pursuant to clause (i) of this
          Section 8.6 shall be paid to the Borrower by the Trustee; provided that such amounts shall not be paid to the Borrower unless the Trustee shall have received prior written notice from the Letter of Credit Bank that moneys are not owed by the Borrower pursuant to the Letter of Credit Agreement. At the written request of the Letter of Credit Bank to the Trustee, any moneys so remaining shall be paid to it as soon as practicable to the extent of any amount then owed by the Borrower under the Letter of Credit Agreement. Any Bondholder which should be paid from such money shall thereafter look solely to the Borrower for such payment.

          Section 8.7. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or in the Indenture, this Agreement may not be amended, changed, modified, altered or terminated without the written consent of the Trustee, the Issuer and the Letter of Credit Bank.

          Section 8.8. Execution Counterparts. This AGreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 8.9. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Agreement.

          Section 8.10. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State, except to the extent that Colorado conflict of law rules would require the substantive rules of law of any other jurisdiction to apply.

                             (End of Article VIII)

          IN WITNESS WHEREOF, the Issuer and the Borrower have caused this Loan Agreement to be executed on its behalf by its duly authorized representative or officer, respectively, all as of the date first above written.


                              COUNTY OF ARAPAHOE, COLORADO


                              By:   __________________________

                                    Title:____________________



                              PECO II, INC.,
                              an Ohio corporation


                              By:   __________________________

                                    Title:____________________

                                   EXHIBIT A


                                  THE PROJECT
                                  -----------

     The Borrower has proposed to acquire, renovate, construct, equip and install improvements to a facility for the manufacture of communications power systems, power distribution equipment and systems integration equipment and services, to be located at 401 South Airport Boulevard, Aurora, Colorado.

                                   EXHIBIT B

                               THE PROJECT SITE
                               ----------------


          [Legal description from Security Documents to be inserted]

                                  EXHIBIT C

                         SERIES 2001A PROMISSORY NOTE
                         ----------------------------


          PECO II, Inc., an Ohio corporation (the "Borrower"), for value received, promises to pay to The Huntington National Bank, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

                              Two Million Dollars
                                 ($2,000,000)

on August 1, 2021 together with interest from the date hereof on the unpaid balance of such principal sum, such interest to be paid from the date hereof as hereinafter provided for until the payment of such principal sum has been made or provided for.

          This Note has been executed and delivered by the Borrower to the Trustee pursuant to a certain Loan Agreement (the "Agreement") dated as of August 1, 2001, between the County of Arapahoe, Colorado (the "Issuer") and the Borrower. Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of the Issuer's $2,000,000 Adjustable Rate Demand Industrial Development Revenue Bonds, Series 2001A (PECO II, Inc. Project) dated as of the date of their issuance (the "Series 2001A Bonds") to assist in the financing of the acquisition, renovation, construction, equipping and installation of the Project, as defined in the Agreement, and the Borrower has agreed to repay such loan by making payments ("Loan Payments") at the times and in the amounts set forth in this Note for application to the payment of the principal of and redemption premium, if any, and interest on the Series 2001A Bonds as and when due, or as otherwise provided in the Agreement. The Series 2001A Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of August 1, 2001, between the Issuer and the Trustee. The Series 2001A Bonds bear interest from their date at the applicable rate as provided in Appendix I to this Note, and mature on August 1, 2021

          To provide funds to pay the principal of, redemption premium, if any, and interest on the Series 2001A Bonds as and when due as above-specified, the Borrower hereby agrees to and shall make Loan Payments as follows:

          (1) on the last Business Day (as defined in the Indenture) prior to the maturity date of the Series 2001A Bonds, an amount equal to the principal of Series 2001A Bonds due on August 1, 2021 by reason of maturity;

          (2) on the last Business Day of each month commencing August, 2001, the amount necessary, together with any moneys then on deposit with the Trustee and available for that purpose, to pay an amount equal to the interest payable on the Series 2001A Bonds on the next succeeding interest payment date.

In connection with the payment due on the date of issuance of the Series 2001A Bonds, the Borrower shall receive credit for the accrued interest, if any, on the Series 2001A Bonds paid upon their delivery. To the extent moneys on deposit from time to time in the Bond Fund (as defined in the Indenture), and available for such purpose, other than moneys representing a draw on the Letter of Credit (as defined in the Indenture), exceed the amount necessary to pay Bond Service Charges (as defined in the Indenture) next due on the Series 2001A Bonds and the Trustee's Ordinary Expenses (as defined in the Indenture) then due, the Borrower shall receive a credit for such excess amounts against any payments due hereunder.

          All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its designated corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to reimburse the Letter of Credit Bank (as defined in the Indenture) for drawings under the Letters of Credit.

          The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Letter of Credit Bank, the Trustee or any other person.

          This Note is subject to optional, extraordinary optional and mandatory prepayment upon the same terms and conditions, on the same date or dates and at the same prepayment prices, as the Series 2001A Bonds are subject to optional, extraordinary optional and mandatory redemption, and the Borrower hereby agrees that the Borrower will make Loan Payments hereunder in an amount equal to the principal of and premium, if any, and interest on the Series 2001A Bonds due and payable on each such redemption date. Any such optional redemption prior to stated maturity is subject to the obligation of the Borrower to give the Issuer and the Trustee sufficient notice of such redemption and to deposit moneys sufficient to effect such optional redemption pursuant to the terms of the Indenture as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem on the date specified for prepayment a like principal amount of Series 2001A Bonds at the same redemption price.

          Whenever an event of default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Series 2001A Bonds then outstanding, and the interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Series 2001A Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Series 2001A Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

          If an Event of Default (as defined in the Agreement) should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Note or the collection of sums due hereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred upon demand; provided that such attorneys' fees shall be allowed only to the extent actually paid and shall not be allowed to a salaried employee of the Issuer or the Trustee.

          IN WITNESS WHEREOF, the Borrower has signed this Note as of ____________, 2001.

                              PECO II, INC.



                              By:_________________________

                                 Title:___________________

                                  APPENDIX A

          From August 8, 2001 through August 15, 2001, the interest rate on the Series 2001_ Bonds is ____% per annum. Thereafter, except as provided below, for each succeeding weekly period, the interest rate on the Series 2001_ Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

          On October 1, 2001, and on any Interest Period Reset Date thereafter, the interest rate on the Series 2001_ Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee and the Remarketing Agent of a direction from the Borrower, with the prior written consent of the Letter of Credit Bank, not less than 45 days prior to such Interest Period Reset Date, to convert the interest rate on the Series 2001_ Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect. Such direction to convert the interest rate on the Series 2001A Bonds to a different Interest Rate Mode shall be accompanied by (a) evidence satisfactory to the Trustee that the Letter of Credit Termination Date is no earlier than the date which is at least 15 days beyond the end of the Interest Rate Period to commence on the applicable Interest Period Reset Date and (b) an opinion of Bond Counsel (as defined in the Indenture) delivered to the Issuer, the Trustee, the Letter of Credit Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the excludability of the interest on the Series 2001A Bonds from gross income for federal income tax purposes.

          "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of five years commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed 12% per annum.

          "Fixed Interest Rate" means the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary in the judgment of the Remarketing Agent (taking into consideration current transactions in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date; provided that in no event shall the Fixed Interest Rate exceed 12% per annum.

          "Interest Period Reset Date" means the Interest Rate Adjustment Date on which the interest rate on the Series 2001A Bonds converts from the Interest Rate Mode applicable to the Series 2001A Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first day of a month unless the interest rate on the Series 2001A Bonds is converting to the Weekly Interest Rate, in which case the Interest Period Reset Date shall be the first Thursday of the month.

          "Interest Rate Adjustment Date" means any date on which the interest rate on the Series 2001A Bonds is adjusted, either as the result of the conversion of the interest rate on the Series 2001A Bonds to a different Interest Rate Mode, or by adjustment of the interest rate on the Series 2001A Bonds within the applicable Interest Rate Mode. An Interest Rate Adjustment Date shall be the first day of a month unless the Series 2001A Bonds bear interest at the Weekly Interest Rate, in which case the Interest Rate Adjustment Date shall be Thursday of each week.

          "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate, the Seven Year Interest Rate and the Fixed Interest Rate, the twelfth Business Day preceding an Interest Rate Adjustment Date, and
(ii) with respect to the Weekly Interest Rate, not later than 11:00 a.m. according to local time at the designated corporate trust office of the Trustee on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day.

          "Interest Rate Mode" means any of those modes of interest with respect to the Series 2001A Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate, the Seven Year Interest Rate and the Fixed Interest Rate.

          "Interest Rate Period" means that period of time during which the interest rate with respect to the Series 2001A Bonds has been determined by the Remarketing Agent, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

          "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one year commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed 12% per annum.

          "Seven Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of seven years commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Seven Year Interest Rate for whatever reason, or the Seven Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the Seven Year Interest Rate exceed 12% per annum.

          "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of six months commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed 12% per annum.

          "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of three months commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed 12% per annum.

          "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest

Rate Period of one week commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001A Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001A Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed 12% per annum.

          On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Borrower and the Letter of Credit Bank telephonic notice (immediately followed in writing) of the interest rate to be borne by the Series 2001A Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, the Trustee shall give notice to the Borrower and the Letter of Credit Bank as above provided. On any Interest Rate Determination Date, the Remarketing Agent shall give telephonic notice of the interest rate to the holders, immediately followed by notice of such interest rate sent by the Trustee by first class mail to the Holders.

          While the Series 2001A Bonds bear interest at the Weekly Interest Rate, interest shall be calculated on the basis of a 365-day or 366-day year, as applicable, for the number of days actually elapsed; otherwise interest shall be calculated on the basis of a 360-day year and twelve 30-day months. Any calculation of the interest rate to be borne by the Series 2001A Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Series 2001A Bonds by the Remarketing Agent or the Trustee, as applicable, shall be binding and conclusive upon the Holders of the Series 2001 Bonds.

                         SERIES 2001B PROMISSORY NOTE
                         ----------------------------


          PECO II, Inc., an Ohio corporation (the "Borrower"), for value received, promises to pay to The Huntington National Bank, as Trustee (the "Trustee") under the Indenture hereinafter referred to, the principal sum of

                  Four Million Five Hundred Thousand Dollars
                                 ($4,500,000)

on August 1, 2017, together with interest from the date hereof on the unpaid balance of such principal sum, such interest to be paid from the date hereof as hereinafter provided for until the payment of such principal sum has been made or provided for.

          This Note has been executed and delivered by the Borrower to the Trustee pursuant to a certain Loan Agreement (the "Agreement") dated as of August 1, 2001, between the County of Arapahoe, Colorado (the "Issuer") and the Borrower. Under the Agreement, the Issuer has loaned the Borrower the proceeds received from the sale of the Issuer's $4,500,000 Adjustable Rate Demand Industrial Development Revenue Bonds, Series 2001B (PECO II, Inc. Project) dated as of the date of their issuance (the "Series 2001B Bonds") to assist in the financing of the acquisition, renovation, construction, equipping and installation of the Project, as defined in the Agreement, and the Borrower has agreed to repay such loan by making payments ("Loan Payments") at the times and in the amounts set forth in this Note for application to the payment of the principal of and redemption premium, if any, and interest on the Series 2001B Bonds as and when due, or as otherwise provided in the Agreement. The Series 2001B Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Trust Indenture (the "Indenture"), dated as of August 1, 2001, between the Issuer and the Trustee. The Series 2001B Bonds bear interest from their date at the applicable rate as provided in Appendix I to this Note, and mature on August 1, 2017.

          To provide funds to pay the principal of, redemption premium, if any, and interest on the Series 2001B Bonds as and when due as above-specified, the Borrower hereby agrees to and shall make Loan Payments as follows:

          (1) on the last Business Day (as defined in the Indenture) prior to the maturity date of the Series 2001B Bonds, an amount equal to the principal of Series 2001B Bonds due on August 1, 2017 by reason of maturity;

          (2) on the last Business Day of each month commencing August, 2001, the amount necessary, together with any moneys then on deposit with the Trustee and available for that purpose, to pay an amount equal to the interest payable on the Series 2001B Bonds on the next succeeding interest payment date.

In connection with the payment due on the date of issuance of the Series 2001B Bonds, the Borrower shall receive credit for the accrued interest, if any, on the Series 2001B Bonds paid upon their delivery. To the extent moneys on deposit from time to time in the Bond Fund (as defined in the Indenture), and available for such purpose, other than moneys representing a draw on the Letter of Credit (as defined in the Indenture), exceed the amount necessary to pay Bond Service Charges (as defined in the Indenture) next due on the Series 2001B Bonds and the Trustee's Ordinary Expenses (as defined in the Indenture) then due, the Borrower shall receive a credit for such excess amounts against any payments due hereunder.

          All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its designated corporate trust office for the account of the Issuer and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to reimburse the Letter of Credit Bank (as defined in the Indenture) for drawings under the Letters of Credit.

          The obligation of the Borrower to make the payments required hereunder shall be absolute and unconditional and the Borrower shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Borrower may have or assert against the Issuer, the Letter of Credit Bank, the Trustee or any other person.

          This Note is subject to optional, extraordinary optional and mandatory prepayment upon the same terms and conditions, on the same date or dates and at the same prepayment prices, as the Series 2001B Bonds are subject to optional, extraordinary optional and mandatory redemption, and the Borrower hereby agrees that the Borrower will make Loan Payments hereunder in an amount equal to the principal of and premium, if any, and interest on the Series 2001B Bonds due and payable on each such redemption date. Any such optional redemption prior to stated maturity is subject to the obligation of the Borrower to give the Issuer and the Trustee sufficient notice of such redemption and to deposit moneys sufficient to effect such optional redemption pursuant to the terms of the Indenture as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem on the date specified for prepayment a like principal amount of Series 2001B Bonds at the same redemption price.

          Whenever an event of default under Section 7.01 of the Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Series 2001B Bonds then outstanding, and the interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.03 of the Indenture, the unpaid principal amount of and any premium and accrued interest on this Note shall also be due and payable on the date on which the principal of and premium and interest on the Series 2001B Bonds shall have been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Series 2001B Bonds shall also constitute an annulment of any corresponding declaration with respect to this Note.

          If an Event of Default (as defined in the Agreement) should occur and the Issuer or the Trustee should incur expenses, including attorneys' fees, in connection with the enforcement of this Note or the collection of sums due hereunder, the Borrower shall reimburse the Issuer and the Trustee, as applicable, for the expenses so incurred upon demand; provided that such attorneys' fees shall be allowed only to the extent actually paid and shall not be allowed to a salaried employee of the Issuer or the Trustee.

     IN WITNESS WHEREOF, the Borrower has signed this Note as of ____________, 2001.

                                        PECO II, INC.



                                        By: ___________________________

                                             Title:____________________

                                  APPENDIX A

          From August 8, 2001 through August 15, 2001, the interest rate on the Series 2001B Bonds is ____% per annum. Thereafter, except as provided below, for each succeeding weekly period, the interest rate on the Series 2001B_ Bonds shall be the Weekly Interest Rate for such weekly period as established on the Interest Rate Determination Date immediately preceding the commencement of such weekly period.

          On October 1, 2001, and on any Interest Period Reset Date thereafter, the interest rate on the Series 2001B Bonds may be converted to a different Interest Rate Mode upon receipt by the Trustee and the Remarketing Agent of a direction from the Borrower, with the prior written consent of the Letter of Credit Bank, not less than 45 days prior to such Interest Period Reset Date, to convert the interest rate on the Series 2001B Bonds to an Interest Rate Mode other than the Interest Rate Mode then in effect. Such direction to convert the interest rate on the Series 2001B Bonds to a different Interest Rate Mode shall be accompanied by (a) evidence satisfactory to the Trustee that the Letter of Credit Termination Date is no earlier than the date which is at least 15 days beyond the end of the Interest Rate Period to commence on the applicable Interest Period Reset Date and (b), from and after a Tax Exempt Conversion Date, an opinion of Bond Counsel (as defined in the Indenture) delivered to the Issuer, the Trustee, the Letter of Credit Bank and the Remarketing Agent, stating that such conversion to the specified Interest Rate Mode will not adversely affect the excludability of the interest on the Segregated Series 2001B Bonds from gross income for federal income tax purposes.

          "Five Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of five years commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Five Year Interest Rate for whatever reason, or the Five Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the Five Year Interest Rate exceed 12% per annum.

          "Fixed Interest Rate" means the fixed rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Period Reset Date, to be the interest rate necessary in the judgment of the Remarketing Agent (taking into consideration current transactions in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date; provided that in no event shall the Fixed Interest Rate exceed 12% per annum.

          "Interest Period Reset Date" means the Interest Rate Adjustment Date on which the interest rate on the Series 2001B Bonds converts from the Interest Rate Mode applicable to the Series 2001B Bonds prior to such date to a new Interest Rate Mode. An Interest Period Reset Date shall be the first day of a month unless the interest rate on the Series 2001B Bonds is converting to the Weekly Interest Rate, in which case the Interest Period Reset Date shall be the first Thursday of the month.

          "Interest Rate Adjustment Date" means any date on which the interest rate on the Series 2001B Bonds is adjusted, either as the result of the conversion of the interest rate on the Series 2001B Bonds to a different Interest Rate Mode, or by adjustment of the interest rate on the Series 2001B Bonds within the applicable Interest Rate Mode. An Interest Rate Adjustment Date shall be the first day of a month unless the Series 2001B Bonds bear interest at the Weekly Interest Rate, in which case the Interest Rate Adjustment Date shall be Thursday of each week.

          "Interest Rate Determination Date" means (i) with respect to the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate, the Seven Year Interest Rate and the Fixed Interest Rate, the twelfth Business Day preceding an Interest Rate Adjustment Date, and
(ii) with respect to the Weekly Interest Rate, not later than 11:00 a.m. according to local time at the designated corporate trust office of the Trustee on Wednesday of each week, or the next preceding Business Day if such Wednesday is not a Business Day.

          "Interest Rate Mode" means any of those modes of interest with respect to the Series 2001B Bonds permitted by the Indenture, specifically, the Weekly Interest Rate, the Three Month Interest Rate, the Six Month Interest Rate, the One Year Interest Rate, the Five Year Interest Rate, the Seven Year Interest Rate and the Fixed Interest Rate.

          "Interest Rate Period" means that period of time during which the interest rate with respect to the Series 2001B Bonds has been determined by the Remarketing Agent, commencing on the applicable Interest Rate Adjustment Date, and terminating on the day immediately preceding the following Interest Rate Adjustment Date.

          "One Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one year commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the One Year Interest Rate for whatever reason, or the One Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the One Year Interest Rate exceed 12% per annum.

          "Segregated Series 2001B Bonds" means Series 2001B Bonds that have been subject to a Tax Exempt Conversion.

          "Seven Year Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of seven years commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Seven Year Interest Rate for whatever reason, or the Seven Year Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the Seven Year Interest Rate exceed 12% per annum.

          "Six Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of six months commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Six Month Interest Rate for whatever reason, or the Six Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the Six Month Interest Rate exceed 12% per annum.

          "Tax Exempt Conversion" means a conversion pursuant to the Indenture of Series 2001B Bonds, the interest on which is included in gross income for Federal income tax purposes under the Code, to Series 2001B Bonds, the interest on which is excludible from gross income for Federal income tax purposed under the Code.

          "Tax Exempt Conversion Date" means the date as of which, pursuant to the Indenture, the Series 2001B Bonds, the interest on which is included in gross income for Federal income tax purposes under the Code, are converted to Series 2001B Bonds, the interest on which is excludible from gross income for Federal income tax purposed under the Code.

          "Three Month Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of three months commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Three Month Interest Rate for whatever reason, or the Three Month Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the Three Month Interest Rate exceed 12% per annum.

          "Weekly Interest Rate" means (a) the rate of interest per annum determined by the Remarketing Agent, on the Interest Rate Determination Date immediately preceding the applicable Interest Rate Adjustment Date, to be the interest rate necessary during the Interest Rate Period of one week commencing on the applicable Interest Rate Adjustment Date in the judgment of the Remarketing Agent (taking into consideration current transactions and comparable securities in which the Remarketing Agent is involved or of which it is aware and prevailing financial market conditions) to produce a par bid for the Series 2001B Bonds on the Interest Rate Determination Date or (b) in the event that the Remarketing Agent has been removed or has resigned and no successor has been appointed, or the Remarketing Agent has failed to determine the Weekly Interest Rate for whatever reason, or the Weekly Interest Rate cannot be determined pursuant to clause (a) for whatever reason, the interest rate then in effect with respect to the Series 2001B Bonds, without adjustment; provided that in no event shall the Weekly Interest Rate exceed 12% per annum.

          On each Interest Rate Determination Date, the Remarketing Agent shall give the Trustee, the Borrower and the Letter of Credit Bank telephonic notice (immediately followed in writing) of the interest rate to be borne by the Series 2001B Bonds for the following Interest Rate Period; provided that if the interest rate is determined pursuant to clause (b) of the definition of the applicable Interest Rate Mode, the Trustee shall give notice to the Borrower and the Letter of Credit Bank as above provided. On any Interest Rate Determination Date, the Remarketing Agent shall give telephonic notice of the interest rate to the holders, immediately followed by notice of such interest rate sent by the Trustee by first class mail to the Holders.

          While the Series 2001B Bonds which are not Segregated Series 2001B Bonds bear interest at the Weekly Interest Rate, interest thereon shall be calculated on the basis of a 360-day year for the number of days actually elapsed; while Segregated Series 2001B Bonds bear interest at the Weekly Interest Rate, interest thereon shall be calculated on the basis of a 365-day or 366-day year, as applicable, for the number of days actually elapsed; and otherwise, interest shall be calculated on the basis of a 360-day year and twelve 30-day months. Any calculation of the interest rate to be borne by the Series 2001B Bonds shall be rounded to the nearest one-hundredth of one percent (0.01%). The computation of the interest rate on the Series 2001B Bonds by the Remarketing Agent or the Trustee, as applicable, shall be binding and conclusive upon the Holders of the Series 2001 Bonds.

                                   EXHIBIT D

                          FORM OF DISBURSEMENT REQUEST
                          ----------------------------


          STATEMENT NO. _____ REQUESTING DISBURSEMENT OF FUNDS
          FROM PROJECT FUND PURSUANT TO SECTION 3.4 OF THE
          LOAN AGREEMENT BETWEEN THE COUNTY OF ARAPAHOE,
          COLORADO AND PECO II, INC.

          Pursuant to Section 3.4 of the Loan Agreement (the "Agreement") between the County of Arapahoe, Colorado (the "Issuer") and PECO II, Inc. (the "Borrower") dated as of August 1, 2001, the undersigned Authorized Borrower Representative hereby requests and authorizes The Huntington National Bank, as trustee (the "Trustee"), as depository of the Project Fund created by the Indenture, as defined in the Agreement, to pay to the Borrower or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys deposited in the [Series 2001A] [Series 2001B] Subaccount within the Project Fund the aggregate sum of $_________ to pay such person(s) or to reimburse the Borrower in full, as indicated in the Disbursement Schedule, for advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

          In connection with the foregoing request and authorization, the undersigned hereby certifies that:

          (a) Each item for which disbursement is requested hereunder is properly payable out of the [Series 2001A] [Series 2001B] Subaccount of the Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from the Project Fund;

          (b) Each such item is or was necessary in connection with the acquisition, renovation, construction, equipping and installation of the real and personal property comprising the Project, as defined in the Agreement;

          (c) This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto; and

          (d) This statement constitutes the approval of the Borrower of each disbursement hereby requested and authorized.

          IN WITNESS WHEREOF, the Authorized Borrower Representative has set his hand as of the ______ day of _____________, 200_.



                              _____________________________________
                              Authorized Borrower
                              Representative


                              Approved by:

                              The Huntington National Bank, as
                              Letter of Credit Bank


                              By:__________________________________

                              Title:_______________________________

                                      D-2